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                                                                     Exhibit 5.1

March 17, 1999

Board of Directors
Michael Anthony Jewelers, Inc.
115 South MacQuesten Parkway
Mount Vernon, New York 10550

Re:      Michael Anthony Jewelers, Inc. Registration Statement on Form S-3

Gentlemen:

It is our understanding that Michael Anthony Jewelers, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement relates to the registration of 96,000 shares (the "Shares") of the Company's common stock, $.001 par value per share ("Common Stock") issuable on exercise of a stock option held by a former officer of the Company.

You have requested our opinion in connection with the Company's filing of the Registration Statement. In this regard, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware.

On the basis of and in reliance on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the stock option, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the heading "Legal Matters" as counsel to the Company. This


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Board of Directors
Michael Anthony Jewelers, Inc.
March 17, 1999
Page 2

opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

Very truly yours,



BENESCH, FRIEDLANDER,
COPLAN & ARONOFF LLP